UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2015

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)           On September 3, 2015, the audit committee of the Board of Directors (the “Audit Committee”) of Phibro Animal Health Corporation (the “Company”) concluded, based upon the Audit Committee’s discussions with the Company’s management, that the Company’s previously issued consolidated financial statements for the three and nine months ended March 31, 2015 should no longer be relied upon due to errors in accounting for income taxes arising from long-term intercompany investments. As a result of the errors, the Company incorrectly recorded benefits in the provision for income taxes instead of recording the benefits in other comprehensive income. Management has determined that the restatement was an additional effect of the previously reported material weakness related to the accounting for and disclosures of technical accounting matters.

On the date hereof, the Company anticipates filing an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 (the “Amendment”). The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 was originally filed with the Securities and Exchange Commission on May 11, 2015. The Amendment will restate the Company’s consolidated financial statements for the three and nine months ended March 31, 2015. For the three months ended March 31, 2015, the correcting adjustments in the Amendment will reflect a $2.7 million increase in the provision for income taxes, a $2.7 million reduction in net income, a $0.07 reduction in net income per share (basic and diluted) and a $2.7 million increase in other comprehensive income. For the nine months ended March 31, 2015, the correcting adjustments in the Amendment will reflect a $5.4 million increase in the provision for income taxes, a $5.4 million reduction in net income, a $0.14 reduction in net income per share (basic and diluted) and a $5.4 million increase in other comprehensive income.

The corrections will not affect revenues, operating expenses or cash flows and will not affect non-GAAP financial measures of adjusted EBITDA, adjusted net income or adjusted net income per share.

Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General description of non-GAAP financial measures” in the Amendment for a description of non-GAAP financial measures. Adjusted net income per share is derived by dividing adjusted net income by the weighted average number of common shares outstanding during the period.

The Amendment will also disclose the impact of the corrections on the consolidated financial statements for the three months ended September 30, 2014 and the three and six months ended December 31, 2014, related to the same errors in accounting for income taxes arising from long-term intercompany investments, which the Audit Committee concluded was not material. Those consolidated financial statements will be revised in future filings.

The Audit Committee discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION
Registrant

Date: September 4, 2015

	By:	/s/ Thomas G. Dagger
	Name:	Thomas G. Dagger
	Title:	Senior Vice President, General Counsel
and Corporate Secretary